Exhibit 3.1
                              ARTICLES OF MERGER

                                      OF

                                 MEDICORE, INC.
                            (A Florida Corporation)

                                 WITH AND INTO

                       DIALYSIS COPRORATION OF AMERICA
                            (A Florida Corporation)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act (the "Florida Statutes"), pursuant to Section
607.1105 of the Florida Statutes.

FIRST:  The name and jurisdiction of the surviving corporation is:

        Name                             Jurisdiction
        ----                             ------------

DIALYSIS CORPORATION OF AMERICA             Florida


SECOND:  The name and jurisdiction of the merging corporation is:

        Name                             Jurisdiction
        ----                             ------------

    MEDICORE, INC.                          Florida


THIRD:  The Plan of Merger is attached.


FOURTH: The merger shall become effective on the date these Articles of Merger are filed with the Florida Department of State.


FIFTH: The Plan of Merger was adopted by the shareholders of the surviving corporation on September 21, 2005.


SIXTH: The Plan of Merger was adopted by the shareholders of the merging corporation on September 21, 2005.

SEVENTH: The signature of an officer of each of the constituent corporations to the merger is set forth below:

         Corporation                     Signature of Officer         Name and Title
         -----------                     --------------------         --------------

                                       /s/ Stephen W. Everett
Dialysis Corporation of America        -------------------------    Stephen W. Everett,
                                                                    President and Chief
                                                                    Executive Officer

                                       /s/ Thomas K. Langbein
Medicore, Inc.
                         -------------------------    Thomas K. Langbein,
                                                                    President and Chief
                                                                    Executive Officer

                                PLAN OF MERGER

                                      OF

                                MEDICORE, INC.
                           (A Florida Corporation)

                                WITH AND INTO

                       DIALYSIS CORPORATION OF AMERICA
                            (A Florida Corporation)

The following plan of merger is submitted in compliance with Section 607.1101 of the Florida Business Corporation Act (the "Florida Statutes"), and in accordance with the laws of any other applicable jurisdiction of incorporation.


FIRST:  The name and jurisdiction of the surviving corporation is:

        Name                             Jurisdiction
        ----                             ------------

DIALYSIS CORPORATION OF AMERICA            Florida


SECOND:  The name and jurisdiction of the merging corporation is:

        Name                             Jurisdiction
        ----                             ------------

    MEDICORE, INC.                         Florida

THIRD:  The terms and conditions of the merger are as follows:

Upon the date of filing with the Department of State of the State of Florida (the "Effective Date") of the Articles of Merger of which this Plan of Merger forms a part, MEDICORE, INC., a Florida corporation ("MEDICORE"), shall be merged with and into DIALYSIS CORPORTAION OF AMERICA, a Florida corporation ("DCA"). MEDICORE and DCA are sometimes hereinafter referred to as the "Constituent Corporations." Upon the Effective Date, DCA, as the surviving corporation, shall continue its corporate existence under the laws of the State of Florida and the separate existence and corporate organization of MEDICORE shall be terminated and shall cease.

The Articles of Incorporation ("Charter") and Bylaws of DCA in existence at the Effective Date shall continue in full force and effect as the Charter and Bylaws of the surviving corporation, and such Charter and Bylaws are not being amended in connection with the merger of MEDICORE with and into DCA.

Except with respect to certain operating expenses and other obligations of MEDICORE, which MEDICORE shall have discharged in full, to the satisfaction of DCA, prior to the filing of the Articles of Merger (the "Discharged Obligations"), upon the Effective Date, DCA shall succeed to and possess all of the assets of MEDICORE including, without limitation, (i) title to all real estate and other property, or any interest therein vesting in DCA without reversion or impairment, (ii) all cash of MEDICORE, inclusive of the forgiveness of all debt obligations owing from DCA to MEDICORE, (iii) royalty proceeds due and owing to MEDICORE, (iv) continuing operations of the medical products division of MEDICORE, (v) MEDICORE's investments in two affiliated linux-based development companies, and (vi) tax benefits of net operating loss carryforwards.

Upon the Effective Date, DCA shall be responsible and liable for all of the liabilities and obligations of the Constituent Corporations, except with respect to the Discharged Obligations of MEDICORE which have been discharged in full by MEDCORE to the satisfaction of DCA prior to the filing of the Articles of Merger of which this Plan of Merger forms a part.

Any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be continued as if the merger did not occur or DCA, as the surviving corporation, may be substituted in the proceeding for MEDICORE which shall have ceased its existence upon the Effective Date.

Neither the rights of creditors nor the any liens upon the property of any Constituent Corporation to the merger shall be impaired by the merger.

FOURTH: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

Upon the Effective Date of the merger, by virtue of the merger and without any further action on the part of either of the Constituent Corporations, all of the outstanding common shares of MEDICORE (which shall be the only securities of MEDICORE outstanding at the Effective Date), shall be deemed cancelled and, subject to dissenter's rights of appraisal discussed below, each common share of MEDICORE outstanding at the Effective Date shall be converted into the right to receive .68 of a fully paid and nonassessable common share of DCA, $.01 par value per share, pursuant to the Agreement and Plan of Merger entered into between the Constituent Corporations as of June 2, 2005. Simultaneously with and as a direct consequence of the merger and MEDICORE's cessation of existence, upon the Effective Date of the merger the 4,821,244 common shares of DCA which had been owned by MEDICORE prior to the merger, shall be retired and returned to DCA's authorized and unissued capital stock.

MEDICORE shareholders that have timely and properly dissented from the merger and exercised their rights of appraisal in accordance with Sections 607.1301 et seq. of the Florida Statutes, may elect to receive the fair value (subject to certain conditions) of their MEDICORE common shares as of the day preceding the Effective Date of the merger. To the extent that shareholders of MEDICORE, timely and properly exercise their dissenters' rights of appraisal, DCA as the surviving corporation after the merger, shall proceed in accordance with the requirements of Sections 607.1301 et seq. of the Florida Statutes, with respect to such exercised appraisal rights of MEDICORE shareholders.

FIFTH:  Other provisions, if any relating to the merger:

None